Exhibit Number 11.2     Security Ownership of Certain Beneficial Owners and
                        Management

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


       Name of                    Shares Beneficially           Option
    Beneficial Owner                   Owned                    Shares           Position
    ----------------              -------------------           -------          --------
1. Fredric B. Layne                                               2,500      Director, President

2. Layne Property                          16,000                16,000      Fredric Layne, President
   Investments, Inc.

3. Douglas Layne                                                  2,500      Secretary

4. Yellowin Holdings, Inc.                140,000               140,000      Winston McLean, President
                                                                             Director

5. P J Land Corp.                          24,000                24,000      Pablo Corredor, President,
                                                                             stock holder

6. Walter Gassner                          50,000                            Stock holder

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                                        Non-Compensation Stock Holders
                                        ------------------------------
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


              Name of                      Shares Beneficial
      Beneficial Owner                       Owned                               Position
      ----------------                     -----------------                     --------
1.   Layne Property                       200,000                       Fredric B. Layne, President Director
     Investment, Inc.


2.   The Pink Rose, Inc.                  100,000                       Edythe Layne, President, mother of
                                                                        Fredric Layne and Douglas Layne

3.   D.F. Green, Inc.                      50,000                       Douglas Layne, President, brother of
                                                                        Fredric B. Layne, son of Edythe Layne

4.   Nepo Won, Corp.                       50,000                       Keith Seidler, President, Shareholder


5.   Robert Miller                          2,500                       Independent Consultant

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

     Exhibit                                     Other Shares Issued
     Number 11.2 Con't                           -------------------

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

    Name of Beneficial                 Beneficial Shares         Option Shares
          Owner                              Owned                    Owned            Position
    ------------------                 -----------------         -------------         --------
1.   Atlas, Pearlman, Trop                        15,000            15,000          Provides legal
     & Borkson, PA                                                                  services to Company

2.   M.A. Gillespie                                                  5,000          Underwriter for
     Investment Corp.                                                               Company

3.   E. Robert Miller                                                7,500          Independent
                                                                                    Consultant
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